Exhibit 10.5

DEBT PAYMENT AGREEMENT

THIS DEBT PAYMENT AGREEMENT (this “Agreement”) is made as of December 4, 2013, by and between Zenosense, Inc. (the “Company”) and ECAG.

WHEREAS, the Company owes ECAG an outstanding payable of $318,749 (“Debt”).

WHEREAS, the Company has agreed to pay ECAG the outstanding payable of $318,749 in shares of the Company’s Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.
ECAG hereby acknowledges that 796,872 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”), will be issued to them in full payment and satisfaction of the outstanding payable of $318,749.  Upon the issuance of the Shares in the name of ECAG or their designee(s), as provided to the Company by ECAG prior to the issuance of the Shares, and delivery of the certificates representing the Shares to  ECAG, any and all obligations of the Company in connection with its obligation regarding the Debt to ECAG shall be extinguished.

2.
As there is no active market for the Common Stock of the Company, and as the Company and ECAG are unrelated parties, negotiating this Agreement as independent third parties, both the Company and ECAG intend and agree that the fair market value of the Shares as of the date hereof is equal to $318,749.

3.
ECAG acknowledges that they are a sophisticated investor and as such is able to assess the risk of investing in the Company, which is currently a company with limited operations, and limited prospects due to its financial condition and the need and obligations to raise additional capital to pursue its intended business plan.  Additionally, ECAG understands that the Company is a “shell company” as that term is defined in Rule 144, and as such the resale of the Shares under Rule 144 will have certain limitations imposed by Rule 144.  ECAG further acknowledges that the Shares are being issued as restricted stock and therefore, will bear a standard Securities Act of 1933 legend.  ECAG understands that it may have to hold the stock for an indefinite period of time because of the restricted nature of the Shares.

IN WITNESS WHEREOF, the Company and ECAG have caused this Agreement to be executed and delivered as of the date and year first above written.

ZENOSENSE, INC.

By:
Name: B. Alejandro Vasquez
Title: President and CEO

ECAG

_____________________________________________
Name:
Title: Director